Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20180139516-56
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	03/28/2018 9:06 AM
	State of Nevada	Entity Number
Articles of Incorporation		E0161102018-0
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	TMSR Holding Company Limited

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	Vcorp Services, LLC
	☐ Noncommercial Registered Agent (name and address below)	Name OR ☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock:
(number of shares corporation is authorized to issue)	Number of shares		Par value		Number of shares
	with par value:	110,000,000	per share: $	0.0001	without par value:

4. Names and Addresses of the Board of Directors/ Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1)	Jiazhen Li
Name
	No. 21 Jiefang Avenue, Qiaokou District		Wuhan, Hubei	CN
		Street Address	City	State	Zip Code
2)
Name

		Street Address	City	State	Zip Code

5. Purpose: (optional;	The purpose of the corporation shall be:	6. Benefit Corporation:
required only if Benefit Corporation status selected)		(see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or false or forged instrument for filing in the office of the Secretary of State.

Zixuan Liu, Esq.	X	Zixuan Liu, Esq.
Name	Incorporator Signature
1450 Broadway	New York	NY	10018
Address	City	State	Zip Code

8. Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
Appointment of	X	Vcorp Services, LLC	3/28/2016
Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
TMSR HOLDING COMPANY LIMITED

This Articles of Incorporation of TMSR Holding Company Limited (the “Corporation”) are hereby supplemented with following additions to Articles 3 and additional Articles 8-12.

ARTICLE 3 — AUTHORIZED STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes.

ARTICLE 8 — AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide.

ARTICLE 9 — INDEMNIFCATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statues as such statutes may be amended from time to time.

ARTICLE 10 — LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve international misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article 10 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 11 — ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by a successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 11 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 12 — COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Section 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 12 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that TMSR HOLDING COMPANY LIMITED., did on March 28, 2018, file in this office the original Articles of Incorporation; that said Articles of Incorporation is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Edgar Carrasco Certificate Number: C20180328-0791	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 2, 2018. /s/ Barbara K. Cegavske Barbara K. Cegavske Secretary of State

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:	ENTITY NUMBER

TMSR Holding Company Limited

NAME OF CORPORATION FOR THE FILING PERIOD OF TO

USE BLACK INK ONLY- DO NOT HIGHLIGHT

☐	Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)	Filed in the office of	Document Number
		/s/ Barbara K. Cegavske	20180139517-67
IMPORTANT: Read instructions before completing and returning this form.		Barbara K. Cegavske	Filing Date and Time
		Secretary of State	03/28/2018 9:06 AM
1.	Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. FORM WILL BE RETURNED IF UNSIGNED.	State of Nevada	Entity Number E0161102018-0

2.	If there are additional officers, attach a list of them to this form.
ABOVE SPACE IS FOR OFFICE USE ONLY

3.	Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

4.	State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.

5.	Make your check payable to the Secretary of State.

6.	Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

7.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.

8.	Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:	NRS 76.020 Exemption Codes

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.	001 - Governmental Entity 006 - NRS 680B.020 Insurance Co.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)
Xiaonian Zhang	PRESIDENT (OR EQUIVALENT OF)

ADDRESSü	CITY	STATE	ZIP CODE
No. 21 Jiefang Avenue , Qiaokou District	Wuhan, Hubei	CN

NAME	TITLE(S)
Xiaoyan Shen	SECRETARY (OR EQUIVALENT OF)

ADDRESS	CITY	STATE	ZIP CODE
A- 101 98 Huanghai Road TEDA	Tianjin	CN

NAME	TITLE(S)
Xiaoyan Shen	TREASURER (OR EQUIVALENT OF)

ADDRESS	CITY	STATE	ZIP CODE
A- 101 98 Huanghai Road TEDA	Tianjin	CN

NAME	TITLE(S)
Jiazhen Li	DIRECTOR

ADDRESS	CITY	STATE	ZIP CODE
No. 21 Jiefang Avenue , Qiaokou District	Wuhan, Hubei	CN

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

	Title	Date
X Jiazhen Li	Director	3/28/2018
Signature of Officer or
Other Authorized Signature	Nevada Secretary of State List Profit Revised 7-1-15

NEVADA STATE BUSINESS LICENSE

TMSR HOLDING COMPANY LIMITED

Nevada Business Identification # NV20181232519

Expiration Date: March 31, 2019

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 2, 2018 /s/ Barbara K. Cegavske Barbara K. Cegavske Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law cannot be waived.